Exhibit 99.2
In this report, “Kraft Foods Group,” “Kraft Foods,” “we,” “us,” and “our” refers to Kraft Foods Group, Inc. "The Kraft Heinz Company" refers to The Kraft Heinz Company.

i

Kraft Foods Group, Inc.
Condensed Consolidated Statements of Earnings
(in millions of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Net revenues	$4,515	$4,747	$8,867	$9,109
Cost of sales	2,972	3,226	5,991	6,028
Gross profit	1,543	1,521	2,876	3,081
Selling, general and administrative expenses	620	647	1,213	1,305
Asset impairment and exit costs	—	—	—	(2)
Operating income	923	874	1,663	1,778
Interest and other expense, net	124	133	231	249
Earnings before income taxes	799	741	1,432	1,529
Provision for income taxes	248	259	452	534
Net earnings	$551	$482	$980	$995
Per share data:
Basic earnings per share	$0.93	$0.81	$1.66	$1.67
Diluted earnings per share	$0.92	$0.80	$1.64	$1.65
Dividends declared	$0.55	$0.525	$1.10	$1.05
See accompanying notes to the condensed consolidated financial statements.

Kraft Foods Group, Inc.
Condensed Consolidated Statements of Comprehensive Earnings
(in millions of U.S. dollars)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Net earnings	$551	$482	$980	$995
Other comprehensive earnings / (losses):
Currency translation adjustment	14	45	(50)	7
Postemployment benefits:
Amortization of prior service credits and other amounts reclassified from accumulated other comprehensive losses	(7)	(6)	(13)	(12)
Tax benefit	3	3	5	5
Derivatives accounted for as hedges:
Net derivative (losses) / gains	(14)	(21)	42	32
Amounts reclassified from accumulated other comprehensive losses	19	10	(44)	(6)
Tax (expense) / benefit	(3)	4	—	(10)
Total other comprehensive earnings / (losses)	12	35	(60)	16
Comprehensive earnings	$563	$517	$920	$1,011
See accompanying notes to the condensed consolidated financial statements.

Kraft Foods Group, Inc.
Condensed Consolidated Balance Sheets
(in millions of U.S. dollars)
(Unaudited)

	June 27, 2015	December 27, 2014
ASSETS
Cash and cash equivalents	$408	$1,293
Receivables (net of allowances of $21 in 2015 and 2014)	1,223	1,080
Inventories	1,703	1,775
Deferred income taxes	372	384
Other current assets	195	259
Total current assets	3,901	4,791
Property, plant and equipment, net	4,220	4,192
Goodwill	11,338	11,404
Intangible assets, net	2,238	2,234
Other assets	377	326
TOTAL ASSETS	$22,074	$22,947
LIABILITIES
Short-term debt	$150	$—
Current portion of long-term debt	6	1,405
Accounts payable	1,441	1,537
Accrued marketing	529	511
Accrued employment costs	150	163
Dividends payable	327	324
Accrued postretirement health care costs	191	192
Other current liabilities	721	641
Total current liabilities	3,515	4,773
Long-term debt	8,625	8,627
Deferred income taxes	258	340
Accrued pension costs	1,099	1,105
Accrued postretirement health care costs	3,354	3,399
Other liabilities	345	338
TOTAL LIABILITIES	17,196	18,582
Commitments and Contingencies (Note 10)
EQUITY
Common stock, no par value (5,000,000,000 shares authorized; 607,029,691 shares issued at June 27, 2015 and 601,402,816 at December 27, 2014)	—	—
Additional paid-in capital	4,942	4,678
Retained earnings	1,370	1,045
Accumulated other comprehensive losses	(622)	(562)
Treasury stock, at cost	(812)	(796)
TOTAL EQUITY	4,878	4,365
TOTAL LIABILITIES AND EQUITY	$22,074	$22,947
See accompanying notes to the condensed consolidated financial statements.

Kraft Foods Group, Inc.
Condensed Consolidated Statements of Equity
(in millions of U.S. dollars, except per share data)
(Unaudited)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Losses	Treasury Stock	Total Equity
Balance at December 28, 2013	$—	$4,434	$1,281	$(499)	$(29)	$5,187
Comprehensive earnings / (losses):
Net earnings	—	—	1,043	—	—	1,043
Other comprehensive losses, net of income taxes	—	—	—	(63)	—	(63)
Exercise of stock options, issuance of other stock awards, and other	—	244	—	—	(21)	223
Repurchase of common stock under share repurchase program	—	—	—	—	(746)	(746)
Dividends declared ($2.15 per share)	—	—	(1,279)	—	—	(1,279)
Balance at December 27, 2014	$—	$4,678	$1,045	$(562)	$(796)	$4,365
Comprehensive earnings / (losses):
Net earnings	—	—	980	—	—	980
Other comprehensive losses, net of income taxes	—	—	—	(60)	—	(60)
Exercise of stock options, issuance of other stock awards, and other	—	264	—	—	(15)	249
Repurchase of common stock under share repurchase program	—	—	—	—	(1)	(1)
Dividends declared ($1.10 per share)	—	—	(655)	—	—	(655)
Balance at June 27, 2015	$—	$4,942	$1,370	$(622)	$(812)	$4,878
See accompanying notes to the condensed consolidated financial statements.

Kraft Foods Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions of U.S. dollars)
(Unaudited)

	For the Six Months Ended
	June 27, 2015	June 28, 2014
CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES
Net earnings	$980	$995
Adjustments to reconcile net earnings to operating cash flows:
Depreciation and amortization	188	191
Stock-based compensation expense	36	52
Deferred income tax provision	(52)	38
Market-based impacts to postemployment benefit plans	77	(49)
Other non-cash expense, net	18	31
Change in assets and liabilities:
Receivables, net	(142)	(151)
Inventories	(8)	(349)
Accounts payable	(90)	44
Other current assets	19	2
Other current liabilities	98	(98)
Change in pension and postretirement assets and liabilities, net	(66)	(66)
Net cash provided by operating activities	1,058	640
CASH (USED IN) / PROVIDED BY INVESTING ACTIVITIES
Capital expenditures	(256)	(186)
Other investing activities	22	—
Net cash used in investing activities	(234)	(186)
CASH (USED IN) / PROVIDED BY FINANCING ACTIVITIES
Dividends paid	(651)	(628)
Short-term borrowings, net	150	—
Repayment of long-term debt	(1,403)	(2)
Repurchase of common stock under share repurchase program	(7)	(236)
Proceeds from stock option exercises	178	78
Other financing activities	38	19
Net cash used in financing activities	(1,695)	(769)
Effect of exchange rate changes on cash and cash equivalents	(14)	(1)
Cash and cash equivalents:
Decrease	(885)	(316)
Balance at beginning of period	1,293	1,686
Balance at end of period	$408	$1,370
See accompanying notes to the condensed consolidated financial statements.

Kraft Foods Group, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note 1.  Background and Basis of Presentation
Our interim condensed consolidated financial statements are unaudited. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been omitted. In management’s opinion, these interim financial statements include all adjustments (consisting only of normal recurring adjustments) and accruals necessary to present fairly our results for the periods presented.
The condensed consolidated balance sheet data at December 27, 2014 was derived from audited financial statements, but does not include all disclosures required by U.S. GAAP. You should read these statements in conjunction with our audited consolidated financial statements and related notes in our Annual Report on Form 10-K for the year ended December 27, 2014.
On March 24, 2015, we entered into an Agreement and Plan of Merger (the “merger agreement”) with H.J. Heinz Holding Corporation, a Delaware corporation (“Heinz”), Kite Merger Sub Corp., a Virginia corporation and a direct wholly owned subsidiary of Heinz (“Merger Sub I”) and Kite Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Heinz (“Merger Sub II”). Pursuant to the terms of the merger agreement, in a series of transactions, Kraft merged with and into a subsidiary of Heinz. The merger was effective on July 2, 2015. At the effective time of the merger, H.J. Heinz Holding Corporation was renamed “The Kraft Heinz Company”. See Note 15, The Merger with Heinz, for additional information on the merger agreement and the merger.
New Accounting Pronouncements:
In April 2014, the Financial Accounting Standards Board (the "FASB") issued an accounting standard update ("ASU") that modified the criteria for reporting the disposal of a component of an entity as discontinued operations. In addition, the ASU requires additional disclosures about discontinued operations. In 2015 and thereafter, the ASU is effective for all disposals of components of an entity. The adoption of this guidance did not have an impact on our financial statements and related disclosures.
In May 2014, the FASB issued an ASU that supersedes existing revenue recognition guidance. Under the new ASU, an entity will apply a principles-based five step model to recognize revenue upon the transfer of promised goods or services to customers and in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The ASU will be effective beginning in the first quarter of our fiscal year 2018. We are currently evaluating the impact that this ASU will have on our financial statements and related disclosures.
Note 2.  Inventories
Inventories at June 27, 2015 and December 27, 2014 were:

	June 27, 2015	December 27, 2014
	(in millions)
Raw materials	$482	$481
Work in process	264	296
Finished product	957	998
Inventories	$1,703	$1,775

Note 3.  Property, Plant and Equipment
Property, plant and equipment at June 27, 2015 and December 27, 2014 were:

	June 27, 2015	December 27, 2014
	(in millions)
Land	$79	$79
Buildings and improvements	1,907	1,881
Machinery and equipment	5,649	5,619
Construction in progress	573	464
	8,208	8,043
Accumulated depreciation	(3,988)	(3,851)
Property, plant and equipment, net	$4,220	$4,192
Note 4.  Goodwill and Intangible Assets
During the second quarter of 2015, we began to report under a new segment structure, see Note 14, Segment Reporting, for additional information. Goodwill by reportable segment at June 27, 2015 and December 27, 2014 was:

	June 27, 2015	December 27, 2014
	(in millions)
Cheese	$3,000	$3,000
Beverages & Snack Nuts	2,460	2,460
Refrigerated Meals	985	985
Meal Solutions	3,046	3,046
International	1,002	1,061
Other Businesses	845	852
Goodwill	$11,338	$11,404
The change in goodwill during the six months ended June 27, 2015 of $66 million reflected the impact of foreign currency.
Intangible assets consist primarily of indefinite-lived trademarks. Amortizing intangible assets were insignificant in both periods presented.
We test goodwill and indefinite-lived intangible assets for impairment at least annually in the fourth quarter or when a triggering event occurs. During our annual 2014 indefinite-lived intangible asset impairment test, we noted that a $958 million trademark and a $261 million trademark within Meal Solutions had excess fair values over their carrying values of less than 20%. No events occurred during the six months ended June 27, 2015 that indicated it was more likely than not that either our goodwill or indefinite-lived intangible assets were impaired.

Note 5.  Cost Savings Initiatives

Cost savings initiatives are related to reorganization activities including severance, asset disposals, and other activities.
Cost Savings Initiatives Expenses:
We recorded expenses related to our cost savings initiatives in the condensed consolidated financial statements as follows:

	For the Three Months Ended		For the Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(in millions)
Asset impairment and exit costs	$—	$—	$—	$(2)
Cost of sales	29	18	65	25
Selling, general and administrative expenses	27	3	29	12
	$56	$21	$94	$35
Cost Savings Initiatives Expenses by Segment:
Cost savings initiatives expenses are not included in the results of our reportable segments for management or segment reporting. See Note 14, Segment Reporting, for additional information. However, the following table summarizes the total cost savings initiatives expenses related to our reportable segments during the three and six months ended June 27, 2015 and June 28, 2014:

	For the Three Months Ended		For the Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(in millions)
Cheese	$4	$3	$5	$7
Beverages & Snack Nuts	6	11	7	10
Refrigerated Meals	12	4	22	6
Meal Solutions	26	4	48	8
International	3	1	6	1
Other Businesses	5	1	6	1
Corporate expenses	—	(3)	—	2
Total	$56	$21	$94	$35
Note 6.  Capital Stock
There were 5.0 billion shares of common stock and 500 million shares of preferred stock authorized at June 27, 2015.
Shares of common stock issued, in treasury and outstanding were:

	Shares Issued	Treasury Shares	Shares Outstanding
Balance at December 27, 2014	601,402,816	(14,070,872)	587,331,944
Shares of common stock repurchased	—	(20,000)	(20,000)
Exercise of stock options, issuance of other stock awards and other	5,626,875	(205,567)	5,421,308
Balance at June 27, 2015	607,029,691	(14,296,439)	592,733,252

There were no preferred shares issued or outstanding at June 27, 2015 or December 27, 2014.
On December 17, 2013, our Board of Directors authorized a $3.0 billion share repurchase program with no expiration date. Under the share repurchase program, we are authorized to repurchase shares of our common stock in the open market or in privately negotiated transactions. The timing and amount of share repurchases are subject to management's evaluation of market conditions, applicable legal requirements, and other factors. We are not obligated to repurchase any shares of our common stock and may suspend the program at our discretion. We suspended purchases under the program on March 24, 2015 pursuant to terms of the merger agreement. In the three months ended June 27, 2015, we did not repurchase any shares under this program. At June 27, 2015, we had repurchased approximately 13.1 million shares in the aggregate for approximately $747 million under this program since its inception.
On June 22, 2015, our Board of Directors declared a cash dividend of $0.55 per share of common stock provided that the company’s merger with Heinz did not close on or before July 27, 2015. In connection with this dividend, we recorded $327 million of dividends payable as of June 27, 2015. As the merger closed on July 2, 2015, this dividend will not be paid by Kraft Foods. On July 2, 2015, The Kraft Heinz Company announced that it would pay a cash dividend of $0.55 per share on July 31, 2015 to all stockholders of record at the close of business on July 27, 2015.
Note 7.  Stock Plans
Stock Options:
In February 2015, as part of our equity compensation program, we granted 2.0 million stock options to eligible employees with an exercise price of $63.78 per share. During the six months ended June 27, 2015, we also granted an additional 0.2 million stock options to eligible employees with a weighted average exercise price of $64.61 per share. During the six months ended June 27, 2015, 5.0 million stock options were exercised with a total intrinsic value of $242 million.
Restricted Stock, RSUs, and Performance Shares:
In aggregate, we granted 1.3 million restricted stock units ("RSUs") and performance based long-term incentive awards ("Performance Shares") during the six months ended June 27, 2015 with a weighted average grant date fair value per share of $78.47.

•	In February 2015, as part of our equity compensation program, we granted 0.4 million RSUs with a grant date fair value of $63.78 per share.

•
In May 2015, as part of our equity compensation program, we granted 0.8 million Performance Shares with a grant date fair value of $88.14 per share. These awards measure performance over a multi-year period, during which the employee may earn shares based on internal financial metrics and the performance of our stock relative to a defined peer group. We measured the grant date fair value using the Monte Carlo simulation model, which assists in estimating the probability of achieving the market conditions stipulated in the award grant.

•	During the six months ended June 27, 2015, we also granted 0.1 million off-cycle RSUs with a weighted average grant date fair value per share of $68.12.
During the six months ended June 27, 2015, 0.9 million shares of restricted stock, RSUs, and Performance Shares vested with an aggregate fair value of $60 million.

Note 8.  Postemployment Benefit Plans
Pension Plans
Components of Net Pension Cost / (Benefit):
Net pension cost / (benefit) consisted of the following for the three and six months ended June 27, 2015 and June 28, 2014:

	U.S. Plans		Non-U.S. Plans
	For the Three Months Ended		For the Three Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(in millions)
Service cost	$24	$20	$3	$3
Interest cost	72	72	12	14
Expected return on plan assets	(84)	(80)	(15)	(15)
Actuarial (gains) / losses	(5)	10	(1)	(11)
Amortization of prior service costs	1	1	—	—
Net pension cost / (benefit)	$8	$23	$(1)	$(9)

	U.S. Plans		Non-U.S. Plans
	For the Six Months Ended		For the Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(in millions)
Service cost	$48	$41	$7	$7
Interest cost	143	144	24	28
Expected return on plan assets	(168)	(161)	(30)	(30)
Actuarial losses / (gains)	35	(22)	—	(17)
Amortization of prior service costs	3	2	—	—
Net pension cost / (benefit)	$61	$4	$1	$(12)
We remeasure all of our postemployment benefit plans at least annually at the end of our fiscal year. As a result of the December 27, 2014 remeasurement, we capitalized an aggregate expense of $41 million from market-based impacts related to our pension plans into inventory consistent with our capitalization policy. The entire expense previously capitalized was recognized in cost of sales and is included in actuarial losses / (gains) in the table above for the six months ended June 27, 2015.
As a result of the December 28, 2013 remeasurement, we capitalized an aggregate benefit of $34 million from market-based impacts related to our pension plans into inventory. The entire benefit previously capitalized was recognized in cost of sales and is included in actuarial losses / (gains) in the table above for the six months ended June 28, 2014.
Employer Contributions:
During the six months ended June 27, 2015, we contributed $13 million to our U.S. pension plans and $12 million to our non-U.S. pension plans.

Postretirement Benefit Plans

Components of Net Postretirement Health Care Cost:
Net postretirement health care cost consisted of the following for the three and six months ended June 27, 2015 and June 28, 2014:

	For the Three Months Ended		For the Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(in millions)
Service cost	$7	$6	$14	$13
Interest cost	36	37	73	74
Actuarial (gains) / losses	(27)	(32)	—	(52)
Amortization of prior service credits	(8)	(7)	(16)	(14)
Net postretirement health care cost	$8	$4	$71	$21
As a result of the December 27, 2014 remeasurement of our postretirement health care plans, we capitalized an aggregate expense of $36 million from market-based impacts into inventory consistent with our capitalization policy. The entire expense previously capitalized was recognized in cost of sales and is included in actuarial (gains) / losses in the table above for the six months ended June 27, 2015.
As a result of the December 28, 2013 remeasurement, we capitalized an aggregate benefit of $15 million from market-based impacts related to our postretirement health care plans into inventory. The entire benefit previously capitalized was recognized in cost of sales and is included in actuarial (gains) / losses in the table above for the six months ended June 28, 2014.
Other Postemployment Benefit Plans
Components of Net Other Postemployment Cost:
Net other postemployment cost consisted of the following for the three and six months ended June 27, 2015 and June 28, 2014:

	For the Three Months Ended		For the Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(in millions)
Service cost	$1	$—	$2	$1
Interest cost	1	1	1	1
Other	1	4	1	4
Net other postemployment cost	$3	$5	$4	$6

Note 9.  Financial Instruments
See our consolidated financial statements and related notes in our Annual Report on Form 10-K for the year ended December 27, 2014, for additional information on our overall risk management strategies, our use of derivatives, and related accounting policies.
Fair Value of Derivative Instruments:
The fair values and the levels within the fair value hierarchy of derivative instruments recorded on the condensed consolidated balance sheets at June 27, 2015 and December 27, 2014 were (in millions):

	June 27, 2015
	Quoted Prices in Active Markets for Identical Assets (Level 1)		Significant Other Observable Inputs (Level 2)		Significant Unobservable Inputs (Level 3)		Total Fair Value
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities

Derivatives designated as hedging instruments:
Commodity contracts	$4	$3	$—	$—	$—	$—	$4	$3
Foreign exchange contracts	—	—	118	1	—	—	118	1
Derivatives not designated as hedging instruments:
Commodity contracts	30	62	—	1	—	—	30	63
Total fair value	$34	$65	$118	$2	$—	$—	$152	$67

	December 27, 2014
	Quoted Prices in Active Markets for Identical Assets (Level 1)		Significant Other Observable Inputs (Level 2)		Significant Unobservable Inputs (Level 3)		Total Fair Value
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities

Derivatives designated as hedging instruments:
Commodity contracts	$2	$5	$—	$—	$—	$—	$2	$5
Foreign exchange contracts	—	—	80	—	—	—	80	—
Derivatives not designated as hedging instruments:
Commodity contracts	46	99	—	4	—	—	46	103
Total fair value	$48	$104	$80	$4	$—	$—	$128	$108

The fair values of our asset derivatives are recorded within other current assets and other assets. The fair values of our liability derivatives are recorded within other current liabilities.
Level 1 financial assets and liabilities consist of commodity futures and options contracts and are valued using quoted prices in active markets for identical assets and liabilities.
Level 2 financial assets and liabilities consist of commodity forwards and foreign exchange forwards. Commodity forwards are valued using an income approach based on the observable market commodity index prices less the contract rate multiplied by the notional amount. Foreign exchange forwards are valued using an income approach based on observable market forward rates less the contract rate multiplied by the notional amount. Our calculation of the fair value of financial instruments takes into consideration the risk of nonperformance, including counterparty credit risk.

Derivative Volume:
The notional values of our derivative instruments at June 27, 2015 and December 27, 2014 were:

	Notional Amount
	June 27, 2015	December 27, 2014
	(in millions)
Commodity contracts	$1,145	$1,543
Foreign exchange contracts	1,195	1,074
Cash Flow Hedges:
Cash flow hedge activity, net of income taxes, within accumulated other comprehensive losses included:

	For the Three Months Ended		For the Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(in millions)
Accumulated other comprehensive losses at beginning of period	$(129)	$(106)	$(125)	$(129)
Unrealized gains / (losses):
Commodity contracts	2	4	(5)	25
Foreign exchange contracts	(11)	(17)	32	(5)
	(9)	(13)	27	20
Transfer of realized losses / (gains) to earnings:
Commodity contracts	2	(5)	3	(2)
Foreign exchange contracts	7	9	(36)	(6)
Interest rate contracts	2	2	4	4
	11	6	(29)	(4)
Accumulated other comprehensive losses at end of period	$(127)	$(113)	$(127)	$(113)
The gains on ineffectiveness recognized in pre-tax earnings were:

	For the Three Months Ended		For the Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(in millions)
Commodity contracts	$13	$11	$11	$52
We record the pre-tax gain or loss reclassified from accumulated other comprehensive losses and the gain or loss on ineffectiveness in:

•	cost of sales for commodity contracts;

•	cost of sales for foreign exchange contracts related to forecasted transactions; and

•	interest and other expense, net for foreign exchange contracts related to intercompany loans and interest rate contracts.
Hedge Coverage:
At June 27, 2015, we had hedged forecasted transactions for the following durations:

•	commodity transactions for periods not exceeding the next one year;

•	foreign currency transactions for periods not exceeding the next four years; and

•	interest rate transactions for periods not exceeding the next 27 years.

Economic Hedges:
The gains / (losses) recorded in pre-tax earnings for economic hedges that are not designated as hedging instruments included:

	For the Three Months Ended		For the Six Months Ended		Location of Gains / (Losses) Recognized in Earnings
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(in millions)
Commodity contracts	$25	$9	$(1)	$41	Cost of sales
Foreign exchange contracts	(4)	(2)	(3)	2	Selling, general and administrative expenses
	$21	$7	$(4)	$43
Note 10.  Commitments, Contingencies and Debt
Legal Proceedings:
We are routinely involved in legal proceedings, claims, and governmental inquiries, inspections or investigations (“Legal Matters”) arising in the ordinary course of our business.
On April 1, 2015, the Commodity Futures Trading Commission (“CFTC”) filed a formal complaint against Mondelēz International, Inc. (“Mondelēz International,” formerly known as Kraft Foods Inc.) and us in the U.S. District Court for the Northern District of Illinois, Eastern Division, related to activities involving the trading of December 2011 wheat futures contracts. The complaint alleges that Mondelēz International and we (1) manipulated or attempted to manipulate the wheat markets during the fall of 2011, (2) violated position limit levels for wheat futures, and (3) engaged in non-competitive trades by trading both sides of exchange-for-physical Chicago Board of Trade wheat contracts. As previously disclosed, these activities arose prior to the Spin-Off (the "Spin-Off," on October 1, 2012, Mondelēz International spun-off Kraft Foods Group to Mondelēz International’s shareholders) and involve the business now owned and operated by Mondelēz International or its affiliates. Our Separation and Distribution Agreement with Mondelēz International, dated as of September 27, 2012, governs the allocation of liabilities between Mondelēz International and us and, accordingly, Mondelēz International will predominantly bear the costs of this matter and any monetary penalties or other payments that the CFTC may impose. We do not expect this matter to have a material adverse effect on our financial condition, results of operations, or business.
As we previously disclosed, six lawsuits were filed in connection with the merger against Kraft Foods, members of its Board of Directors, Heinz, Merger Sub I and Merger Sub II. The plaintiffs in these matters alleged, among other things, that (i) the registration statement filed in connection with the merger contained material omissions and misleading statements, and (ii) the members of the Kraft Foods board of directors breached their fiduciary duties in connection with the merger. The plaintiffs sought, among other things, injunctive relief and damages. As disclosed in Kraft Foods’ Form 8-K filed on June 24, 2015, on June 23, 2015, we entered into a memorandum of understanding with the plaintiffs providing for the settlement of all of these lawsuits.
While we cannot predict with certainty the results of Legal Matters in which we are currently involved or may in the future be involved, we do not expect that the ultimate costs to resolve any of the Legal Matters that are currently pending will have a material adverse effect on our financial condition or results of operations.
Third-Party Guarantees:
We have third-party guarantees primarily covering long-term obligations related to leased properties. The carrying amounts of our third-party guarantees were $20 million at June 27, 2015 and $22 million at December 27, 2014. The maximum potential payment under these guarantees was $34 million at June 27, 2015 and $42 million at December 27, 2014. Substantially all of these guarantees expire at various times through 2027.

Debt:
Long-term debt of $1.4 billion matured in June 2015 (our 1.625% Senior Notes and our 7.55% Debentures). We used a combination of cash on hand and borrowings of $150 million from our revolving credit facility to fund these maturities.
The fair value of our long-term debt was determined using Level 1 quoted prices in active markets for the publicly traded debt obligations. At June 27, 2015, the aggregate fair value of our total debt was $9.3 billion as compared with the carrying value of $8.8 billion.

Note 11.  Income Taxes
Our effective tax rate was 31.0% for the three months ended June 27, 2015, favorably impacted by the Domestic Manufacturer’s Deduction and favorable tax rates in foreign jurisdictions, partially offset by the unfavorable impact of state taxes. Our effective rate was also favorably impacted by net discrete items totaling $17 million, primarily from the reversal of uncertain tax positions.
Our effective tax rate was 35.0% for the three months ended June 28, 2014, favorably impacted by the Domestic Manufacturer’s Deduction and favorable tax rates in foreign jurisdictions, partially offset by the unfavorable impact of state taxes. Our effective tax rate was also unfavorably impacted by net discrete items totaling $3 million.
Our effective tax rate was 31.6% for the six months ended June 27, 2015, favorably impacted by the Domestic Manufacturer’s Deduction, favorable tax rates in foreign jurisdictions, and partially offset by the unfavorable impact of state taxes. Our effective tax rate was also favorably impacted by net discrete items totaling $27 million, primarily from the reversal of uncertain tax positions.
Our effective tax rate was 34.9% for the six months ended June 28, 2014, favorably impacted by the Domestic Manufacturer’s Deduction and favorable tax rates in foreign jurisdictions, partially offset by the unfavorable impact of state taxes. Our effective tax rate was also unfavorably impacted by net discrete items totaling $7 million.
Note 12.  Accumulated Other Comprehensive Losses
The components of, and changes in, accumulated other comprehensive losses were as follows (net of tax):

	Foreign Currency Adjustments	Postemployment Benefit Plan Adjustments	Derivative Hedging Adjustments	Total Accumulated Other Comprehensive Losses
	(in millions)
Balance at December 27, 2014	$(518)	$81	$(125)	$(562)
Other comprehensive (losses) / gains before reclassifications	(50)	—	27	(23)
Amounts reclassified from accumulated other comprehensive losses	—	(8)	(29)	(37)
Net current-period other comprehensive losses	(50)	(8)	(2)	(60)
Balance at June 27, 2015	$(568)	$73	$(127)	$(622)

Amounts reclassified from accumulated other comprehensive losses in the three and six months ended June 27, 2015 and June 28, 2014 were as follows:

	Amounts Reclassified from Accumulated Other Comprehensive Losses
	For the Three Months Ended		For the Six Months Ended
Details about Accumulated Other Comprehensive Losses Components	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014	Affected Line Item in the Statement Where Net Income is Presented
	(in millions)
Derivative hedging losses / (gains)
Commodity contracts	$4	$(8)	$6	$(3)	Cost of sales
Foreign exchange contracts	(5)	(2)	(13)	(11)	Cost of sales
Foreign exchange contracts	17	17	(43)	2	Interest and other expense, net
Interest rate contracts	3	3	6	6	Interest and other expense, net
Total before tax	19	10	(44)	(6)	Earnings before income taxes
Tax (expense) / benefit	(8)	(4)	15	2	Provision for income taxes
Total net of tax	$11	$6	$(29)	$(4)	Net earnings

Postemployment benefit plan adjustments
Amortization of prior service credits	$(7)	$(6)	$(13)	$(12)	(1)
Total before tax	(7)	(6)	(13)	(12)	Earnings before income taxes
Tax benefit	3	3	5	5	Provision for income taxes
Total net of tax	$(4)	$(3)	$(8)	$(7)	Net earnings

(1)
These accumulated other comprehensive losses components are included in the computation of net periodic pension and postretirement health care costs. See Note 8, Postemployment Benefit Plans, for additional information.

Note 13.  Earnings Per Share (“EPS”)
We grant shares of restricted stock and RSUs that are considered to be participating securities. Due to the presence of participating securities, we have calculated our EPS using the two-class method.

	For the Three Months Ended		For the Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(in millions, except per share data)
Basic EPS:
Net earnings	$551	$482	$980	$995
Earnings allocated to participating securities	2	2	3	4
Earnings available to common shareholders - basic	$549	$480	$977	$991
Weighted average shares of common stock outstanding	592	595	590	595
Net earnings per share	$0.93	$0.81	$1.66	$1.67
Diluted EPS:
Net earnings	$551	$482	$980	$995
Earnings allocated to participating securities	2	2	3	4
Earnings available to common shareholders - diluted	$549	$480	$977	$991
Weighted average shares of common stock outstanding	592	595	590	595
Effect of dilutive securities	5	5	6	5
Weighted average shares of common stock outstanding, including dilutive effect	597	600	596	600
Net earnings per share	$0.92	$0.80	$1.64	$1.65
We excluded antidilutive stock options and Performance Shares from our calculation of weighted average shares of common stock outstanding for diluted EPS of 0.2 million for the six months ended June 27, 2015, 2.7 million for the three months and 2.0 million for the six months ended June 28, 2014. There were no antidilutive stock options or Performance Shares for the three months ended June 27, 2015.
Note 14.  Segment Reporting
We manufacture and market food and beverage products, including cheese, meats, refreshment beverages, coffee, packaged dinners, refrigerated meals, snack nuts, dressings, and other grocery products, primarily in the United States and Canada. Beginning in the second quarter of 2015, we revised our segment structure and began to manage and report our operating results through five reportable segments: Cheese, Beverages & Snack Nuts, Refrigerated Meals, Meal Solutions, and International. Our remaining businesses, including our U.S. and Canadian Foodservice businesses, are aggregated and disclosed as “Other Businesses”. In addition, our segment operating measure now excludes the impacts of cost savings initiatives expenses. We began to report on our reorganized segment structure during the second quarter of 2015 and reflected these changes for all historical periods presented. Following the merger described in Note 15, The Merger with Heinz, The Kraft Heinz Company will reevaluate its segment structure in the third quarter of 2015.
Management uses segment operating income to evaluate segment performance and allocate resources. We believe it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes the following items for each of the periods presented:

•
Market-based impacts and certain other components of our postemployment benefit plans (which are components of cost of sales and selling, general and administrative expenses) because we centrally manage postemployment benefit plan funding decisions and the determination of discount rates, expected rate of return on plan assets, and other actuarial assumptions.

•
Unrealized gains and losses on hedging activities (which are a component of cost of sales) in order to provide better transparency of our segment operating results. Unrealized gains and losses on hedging activities, which includes unrealized gains and losses on our commodity derivatives not designated as hedging instruments as well as the ineffective portion of unrealized gains and losses on our commodity derivatives designated as hedging instruments, are recorded in Corporate until realized. Once realized, the gains and losses are recorded within the applicable segment operating results.

•
Certain general corporate expenses and merger-related costs (which are a component of selling, general and administrative expenses) and cost savings initiatives expenses (which are components of asset impairment and exit costs, cost of sales, and selling, general and administrative expenses).

Furthermore, we centrally manage interest and other expense, net. Accordingly, we do not present these items by segment because they are excluded from the segment profitability measures that management reviews.
Our segment net revenues and earnings consisted of:

	For the Three Months Ended		For the Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(in millions)
Net revenues:
Cheese	$925	$952	$1,945	$1,959
Beverages & Snack Nuts	944	1,008	1,879	1,905
Refrigerated Meals	923	916	1,756	1,732
Meal Solutions	781	858	1,529	1,636
International	571	617	1,047	1,125
Other Businesses	371	396	711	752
Net revenues	$4,515	$4,747	$8,867	$9,109

	For the Three Months Ended		For the Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(in millions)
Earnings before income taxes:
Operating income:
Cheese	$183	$144	$408	$334
Beverages & Snack Nuts	179	158	339	329
Refrigerated Meals	156	121	263	218
Meal Solutions	288	304	548	558
International	117	126	201	212
Other Businesses	39	50	69	89
Market-based impacts to postemployment benefit plans	—	—	(77)	49
Certain other postemployment benefit plan income	39	32	55	43
Unrealized gains / (losses) on hedging activities	20	(19)	22	23
Merger-related costs	(37)	—	(54)	—
Gain on sale of assets	21	—	21	—
General corporate expenses	(26)	(21)	(38)	(42)
Cost savings initiatives expenses	(56)	(21)	(94)	(35)
Operating income	923	874	1,663	1,778
Interest and other expense, net	124	133	231	249
Earnings before income taxes	$799	$741	$1,432	$1,529
Note 15.  The Merger with Heinz
On March 24, 2015, we entered into the merger agreement with Heinz, Merger Sub I and Merger Sub II, pursuant to which, in a series of transactions, we merged with and into a subsidiary of Heinz. On July 2, 2015, the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time (other than deferred shares and restricted shares) were converted into the right to receive one fully paid and nonassessable share of common stock of The Kraft Heinz Company. Prior to the effective time, Kraft Foods’ board of directors declared a special cash dividend equal to $16.50 per share of our common stock issued and outstanding to our shareholders as of a record date immediately prior to the closing. At the closing of the merger, Heinz changed its name to “The Kraft Heinz Company”.
We incurred merger-related costs of $37 million in the three months and $54 million in the six months ended June 27, 2015.
Note 16. Supplemental Financial Information
On July 2, 2015, we were acquired by H.J. Heinz Holding Corporation (“Heinz”). At the closing of the acquisition, Heinz was renamed The Kraft Heinz Company (“Kraft Heinz”). In connection with the acquisition, the legacy Kraft Foods Group, Inc. (the “Parent Issuer”) entity was merged with and into the legal entity Kraft Heinz Foods Company (“KHFC”). Kraft Heinz fully and unconditionally guarantees the notes of its 100% owned subsidiary, KHFC. The subsidiary entities of the Parent Issuer do not guarantee the debt of KHFC. Supplemental condensed consolidating financial information is presented below showing the Parent Issuer separate from non-guarantor subsidiaries in accordance with the requirements of Rule 3-10(g) of Regulation S-X. The financial information may not necessarily be indicative of results of operations, cash flows or financial position had the Parent Issuer or the non-guarantor subsidiaries operated as independent entities. Investments in subsidiaries are presented using the equity method of accounting. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

Kraft Foods Group, Inc.
Condensed Consolidating Statements of Earnings
For the Six Months Ended June 27, 2015
(in millions of U.S. dollars)
(Unaudited)

	Parent Issuer	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Net revenues	$7,078	$1,951	$(162)	$8,867
Cost of sales	4,672	1,481	(162)	5,991
Gross profit	2,406	470	—	2,876
Selling, general and administrative expenses	384	829	—	1,213
Intercompany service fees and other recharges	1,710	(1,710)	—	—
Operating income	312	1,351	—	1,663
Interest and other expense, net	229	2	—	231
Earnings before income taxes	83	1,349	—	1,432
Provision for income taxes	27	425	—	452
Equity in earnings of subsidiaries	924	—	(924)	—
Net earnings	$980	$924	$(924)	$980

Comprehensive earnings	$920	$871	$(871)	$920

Kraft Foods Group, Inc.
Condensed Consolidating Balance Sheets
As of June 27, 2015
(in millions of U.S. dollars)
(Unaudited)

	Parent Issuer	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$341	$67	$—	$408
Receivables	915	308	—	1,223
Receivables due from affiliates	494	64	(558)	—
Inventories	1,357	346	—	1,703
Deferred income taxes	342	30	—	372
Other current assets	160	35	—	195
Total current assets	3,609	850	(558)	3,901
Property, plant and equipment, net	3,532	688	—	4,220
Goodwill	—	11,338	—	11,338
Investment in subsidiaries	11,648	—	(11,648)	—
Intangible assets, net	10	2,228	—	2,238
Long-term lending due from affiliates	1,670	—	(1,670)	—
Other assets	228	149	—	377
TOTAL ASSETS	$20,697	$15,253	$(13,876)	$22,074
LIABILITIES
Short-term debt	$150	$—	$—	$150
Current portion of long-term debt	6	—	—	6
Accounts payable	1,172	269	—	1,441
Payables due to affiliates	64	494	(558)	—
Accrued marketing	294	235	—	529
Accrued employment costs	124	26	—	150
Dividends payable	327	—	—	327
Accrued postretirement health care costs	184	7	—	191
Other current liabilities	338	383	—	721
Total current liabilities	2,659	1,414	(558)	3,515
Long-term debt	8,624	1	—	8,625
Long-term borrowings due to affiliates	—	1,670	(1,670)	—
Deferred income taxes	—	258	—	258
Accrued pension costs	1,014	85	—	1,099
Accrued postretirement health care costs	3,192	162	—	3,354
Other liabilities	330	15	—	345
TOTAL LIABILITIES	15,819	3,605	(2,228)	17,196
Total equity	4,878	11,648	(11,648)	4,878
TOTAL LIABILITIES AND EQUITY	$20,697	$15,253	$(13,876)	$22,074

Kraft Foods Group, Inc.
Condensed Consolidating Statements of Cash Flows
For the Six Months Ended June 27, 2015
(in millions of U.S. dollars)
(Unaudited)

	Parent Issuer	Non-Guarantor Subsidiaries	Eliminations	Consolidated
CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES
Net cash provided by / (used in) operating activities	$1,300	$(238)	(4)	$1,058
CASH (USED IN) / PROVIDED BY INVESTING ACTIVITIES
Capital expenditures	(237)	(19)	—	(256)
Net payments on intercompany lending activities	(137)	—	137	—
Other intercompany investing activities	4	—	(4)	—
Other investing activities	22	—	—	22
Net cash used in investing activities	(348)	(19)	133	(234)
CASH PROVIDED BY / (USED IN) FINANCING ACTIVITIES
Net proceeds from intercompany borrowing activities	—	137	(137)	—
Dividends paid	(651)	(4)	4	(651)
Short-term borrowings, net	150	—	—	150
Repayment of long-term debt	(1,403)	—	—	(1,403)
Repurchase of common stock under share repurchase program	(7)	—	—	(7)
Proceeds from stock option exercises	178	—	—	178
Other intercompany financing activities	—	(4)	4	—
Other financing activities	38	—	—	38
Net cash (used in) / provided by financing activities	(1,695)	129	(129)	(1,695)
Effect of exchange rate changes on cash and cash equivalents	—	(14)	—	(14)
Cash and cash equivalents:
Decrease	(743)	(142)	—	(885)
Balance at beginning of period	1,084	209	—	1,293
Balance at end of period	$341	$67	$—	$408